UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2010

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2010, the Board of Directors of Heelys, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors of the Company (the “Board”), approved an award (the “Award”) of restricted stock units (“Units”) to the Chief Executive Officer of the Company (the “Grantee”).  The Award is designated as a performance award subject to the terms and conditions of the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010 (the “Plan”), and is made pursuant to the terms of a Restricted Stock Unit Agreement (the “RSU Agreement”), a form of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

To support the Company’s focus on creating long-term stockholder value, the Award is subject to performance criteria based on earnings per share of the Company (“EPS”) during the period beginning May 1, 2010 and ending December 31, 2012 (the “Performance Period”).  EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for the period May 1, 2010 through December 31, 2010 and each of the twelve-month periods beginning January 1 and ending December 31 for 2011 and 2012 (each, a “Performance Year”).  If at the end of the Performance Period, the Grantee’s Continuous Service (as defined in the Plan) has not been terminated and at least the threshold performance level (based on EPS during each Performance Year) has been achieved, a portion of the Units will vest and, to the extent earned, common stock of the Company will be issued to the Grantee.  The number of shares of common stock of the Company awarded to Grantee will be based on the fair market value of the Company’s common stock on the date the Board granted the Units ($2.36).

The calculation of the number of Units that will vest at the end of the Performance Period is based on an average of the EPS performance level achieved during each Performance Year.  The RSU Agreement identifies three EPS performance levels, with the number of Units subject to vesting expressed as a percentage of a specified target award of 95,339 Units, as follows:

	Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
	(as a % of Target)	(as a % of Target)	(as a % of Target)
Chief Executive Officer	50%	100%	200%

If the threshold EPS performance level for each Performance Year is not achieved, the number of Units subject to vesting will be zero.  The actual number of Units that may vest pursuant to the Award will range between the threshold EPS performance level (15,890) and the maximum EPS performance level (190,678).

Item 9.01                Financial Statements and Exhibits.

(d)         Exhibit.

10.1                           Form of Restricted Stock Unit Award Agreement under the Heelys, Inc. 2006 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: November 12, 2010	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement under the Heelys, Inc. 2006 Stock Incentive Plan.